Exhibit 99.3

MIDLAND LOAN SERVICES

March 8, 2004

Ms. Cynthia Reis Via UPS

LaSalle Bank National Association (312) 904-7830

ABS Trust Services Group

135 South LaSalle Street, Suite 1625

Chicago, IL

USA 60603-0000

NationsLink Funding Corporation, Commercial Loan Pass-Through Certificates,

Series 1999-LTL-1

Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub servicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

Charles J. Sipple 3 8 04

Charles J. Sipple Date

Executive Vice President

NationsLink Funding Corporation, Commercial Loan Pass-Through Certificates, Series 1999-LTL-1 March 8, 2004

A member of The PNC Financial Services Group

10851 Mastin Overland Park Kansas 66210
cc:
Attn: CMBS Surveillance
Fitch, Inc. F/K/A DCR
One State Street Plaza, 33rd Floor
New York, NY 10004-0000

Attn: Commercial Mortgage Surveillance
Moody's Investor Services, Inc.
99 Church Street, 4th Floor
New York, NY 10007-0000

Mr. David A. Gertner
NationsLink Funding Corporation
Bank of America Corporate Center
100 North Tryon Street
MC1-007-11-07
Charlotte, NC 28255-0000

Attn: CMBS Surveillance
Standard & Poor's Ratings Servicers
55 Water Street, 41st Floor
New York, NY 10041-0000

NationsLink Funding Corporation, Commercial Loan Pass-Through Certificates, Series 1999-LTL-1 March 8, 2004